UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

Horizon Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Street
Michigan City, Indiana 46360
(Address of principal executive offices, including zip code)

(219) 879-0211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Change in Control Agreement with Kathie A. DeRuiter

On December 1, 2022, Horizon Bank (the “Bank”), a wholly-owned subsidiary of Horizon Bancorp, Inc. (the “Company”), entered into an Amendment to Change in Control Agreement with Kathie A. DeRuiter, Executive Vice President of the Company and the Bank and Senior Operations Officer of the Bank (the “DeRuiter Amendment”). The DeRuiter Amendment amends Ms. DeRuiter’s existing Change in Control Agreement to modify the following two severance benefits that she is entitled to receive if she experiences a qualifying termination during the 6 months before or during the year after a change in control (provided all other conditions are met): (i) an amount equal to the average of her total cash bonuses in the 2 years preceding termination multiplied by 2 (which has been increased from a multiple of 1) and (ii) continued participation in group health and life insurance benefits for a period of 24 months (which has been increased from 12 months). All other material terms and conditions of Ms. DeRuiter’s existing Change in Control Agreement as in effect immediately prior to the DeRuiter Amendment remain in effect without change.

Amendment to Change in Control Agreement with Todd A. Etzler

On December 1, 2022, the Bank entered into an Amendment to Change in Control Agreement with Todd A. Etzler, Executive Vice President and General Counsel of the Company and the Bank (the “Etzler Amendment”). The Etzler Amendment amends Mr. Etzler’s existing Change in Control Agreement to: (i) modify the base salary multiple, if he experiences a qualifying termination during the 6 months before or during the year after a change in control (provided all other conditions are met), to a lump sum amount equal to two times his then-current base salary (which has been increased from a multiple of 1) and (ii) provide that Mr. Etzler must be and remain in compliance with restrictive covenants relating to non–solicitation of certain of the Bank’s customers and employees for a duration of 2 years (which has been increased from 1 year). All other material terms and conditions of Mr. Etzler’s existing Change in Control Agreement as in effect immediately prior to the Etzler Amendment remain in effect without change.

The foregoing descriptions of the DeRuiter Amendment and the Etzler Amendment are not complete and are qualified in their entirety by reference to the complete copies of the DeRuiter Amendment and the Etzler Amendment, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description	Location
10.1	Amendment to Change in Control Agreement (Kathie A. DeRuiter), dated as of December 1, 2022	Attached
10.2	Amendment to Change in Control Agreement (Todd A. Etzler), dated as of December 1, 2022	Attached
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)	Within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 1, 2022	HORIZON BANCORP, INC.

		By:	/s/ Craig M. Dwight
Craig M. Dwight,
Chairman of the Board & Chief Executive Officer